Exhibit 4.1

EXECUTION COPY

HLSS SERVICER ADVANCE RECEIVABLES TRUST

as Issuer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

HLSS HOLDINGS, LLC,

as Administrator and as Servicer (on and after the MSR Transfer Date)

and

OCWEN LOAN SERVICING, LLC,

as a Subservicer and as Servicer (prior to the MSR Transfer Date)

and

NEW RESIDENTIAL INVESTMENT CORP.,

and

CREDIT SUISSE AG, NEW YORK BRANCH,

as Administrative Agent

SERIES 2012-VF3

THIRD AMENDED AND RESTATED INDENTURE SUPPLEMENT

Dated as of August 28, 2015

to

SIXTH AMENDED AND RESTATED INDENTURE

Dated as of January 17, 2014

HLSS SERVICER ADVANCE RECEIVABLES TRUST

ADVANCE RECEIVABLES BACKED NOTES,

SERIES 2012-VF3

- i -

THIS SERIES 2012-VF3 THIRD AMENDED AND RESTATED INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of August 28, 2015, is made by and among HLSS SERVICER ADVANCE RECEIVABLES TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), HLSS HOLDINGS, LLC, a Delaware limited liability company (“HLSS”), as Administrator on behalf of the Issuer, as owner of the economics associated with the servicing under the Designated Servicing Agreements, and as Servicer under the Designated Servicing Agreements from and after the related MSR Transfer Dates (as defined below), OCWEN LOAN SERVICING, LLC (“OLS”), as a Subservicer, and as Servicer under the Designated Servicing Agreements prior to the related MSR Transfer Date, NEW RESIDENTIAL INVESTMENT CORP., and CREDIT SUISSE AG, NEW YORK BRANCH (“Credit Suisse”), as Administrative Agent. This Indenture Supplement relates to and is executed pursuant to that certain Sixth Amended and Restated Indenture (as amended by Amendment No. 1, dated as of May 5, 2015, and as may be further amended, supplemented, restated or otherwise modified from time to time, the “Base Indenture”), dated as of January 17, 2014, among the Issuer, the Servicer, the Administrator, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, Credit Suisse, Barclays Bank PLC (“Barclays”) and Wells Fargo Securities, LLC (“Wells Fargo”), all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement being referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.

PRELIMINARY STATEMENT

The Issuer has duly authorized the issuance of the Series 2012-VF3 Notes (the “Series 2012-VF3 Notes”) and the parties entered into the Series 2012-VF3 Indenture Supplement dated as of December 26, 2012 to document the terms of the issuance of the Series 2012-VF3 Notes (the “Original Indenture Supplement”). The Original Indenture Supplement was subsequently amended pursuant to Amendment No. 1, dated as of February 15, 2013, Amendment No. 2, dated as of March 13, 2013, Amendment No. 3, dated as of April 12, 2013, Amendment No. 4, dated as of May 21, 2013 and Amendment No. 5, dated as of July 1, 2013, and amended and restated pursuant to the Amended and Restated Series 2012-VF3 Indenture Supplement (the Original Indenture Supplement as so amended, the “Amended and Restated Indenture Supplement”).

The Amended and Restated Indenture Supplement was subsequently amended and restated pursuant to the Second Amended and Restated Series 2012-VF3 Indenture Supplement (the Amended and Restated Indenture Supplement as so amended, the “Second Amended and Restated Indenture Supplement”).

The Second Amended and Restated Indenture Supplement was subsequently amended pursuant to Amendment No. 1, dated as of September 18, 2013, Amendment No. 2, dated as of

October 24, 2013, Amendment No. 3, dated as of April 23, 2014, Amendment No. 4, dated as of July 16, 2014, Amendment No. 5, dated as of December 5, 2014, Amendment No. 6, dated as of January 15, 2015, Amendment No. 7, dated as of April 6, 2015, Amendment No. 8, dated as of May 5, 2015 and Amendment No. 9, dated as of June 11, 2015 (the Second Amended and Restated Indenture Supplement as so amended, the “Existing Indenture Supplement”).

The Series 2012-VF3 Notes were issued in four (4) Classes of Variable Funding Notes (Class A-VF3, Class B-VF3, Class C-VF3, and Class D-VF3), with the Initial Note Balances, Maximum VFN Principal Balance, Stated Maturity Date, Revolving Period, Note Interest Rates, Expected Repayment Date and other terms as specified in the Existing Indenture Supplement, known as the Advance Receivables Backed Notes, Series 2012-VF3, and secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee holds the Trust Estate as collateral security for the benefit of the Holders of the Series 2012-VF3 Notes and all other Series of Notes issued under the Indenture as described therein.

This Indenture Supplement shall become effective upon the latest to occur of the following (the “Effective Date”):

(i) the execution and delivery of this Indenture Supplement by all parties hereto;

(ii) the delivery of an Issuer Tax Opinion;

(iii) the delivery of an Opinion of Counsel stating that the execution of this Indenture Supplement is authorized or permitted by the Existing Indenture Supplement and that all conditions precedent thereto have been satisfied;

(iv) the delivery of an Officer’s Certificate to the effect that the Issuer reasonably believes this Indenture Supplement will not have a Material Adverse Effect on any Outstanding Notes and is not reasonably expected to have an Adverse Effect at any time in the future; and

(v) the delivery of notice of amendment of the Existing Indenture Supplement to each Note Rating Agency currently rating the Outstanding Notes.

In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

The Existing Indenture Supplement is hereby amended and restated in its entirety as follows:

Section 1.	Creation of Series 2012-VF3 Notes.

There are hereby created, effective as of the Issuance Date, the Series 2012-VF3 Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “HLSS Servicer Advance Receivables Trust 2012-VF3 Advance Receivables Backed Notes, Series 2012-VF3 Variable Funding Notes.” The Series 2012-VF3 Notes shall not be subordinated to any other Notes. The Series 2012-VF3 Notes are issued in four (4) Classes of Variable Funding Notes.

Section 2.	Defined Terms.

With respect to the Series 2012-VF3 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Administrative Agent” means, for so long as the Series 2012-VF3 Notes have not been paid in full: (i) with respect to the provisions of this Indenture Supplement, Credit Suisse, or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture and any other Transaction Document (other than the related Indenture Supplement), and notwithstanding the terms and provisions of any other Indenture Supplement, together, Barclays, Wells Fargo, Credit Suisse and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and reference to the singular therein in relation to the Administrative Agent shall be construed as if plural.

“Advance Rates” means, for any date of determination with respect to each Receivable and any Class of Series 2012-VF3 Notes, the percentage amount based on the Advance Type of such Receivable, as set forth below;

provided, that in the event of an OLS Ratings Downgrade Event, the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates prior to such OLS Ratings Downgrade Event minus 5.00% (such reduction, a “Downgrade Advance Rate Reduction”); provided, however, that, following such a Downgrade Advance Rate Reduction, if (1) (a) a Collateral Test Rectification Event has occurred and (b) the Monthly Reimbursement Rate is greater than 9.00%, or (2) an upgrade by S&P and any other Note Rating Agency rating the Series 2012-VF3 Notes of the Servicer’s (prior to any MSR Transfer Date) and the related Subservicer’s (on and after any MSR Transfer Date) sub-prime servicer rating to “Average” or higher occurs, then the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates after giving effect to such Downgrade Advance Rate Reduction plus 5.00%;

provided, further, that, as determined by the Administrative Agent, to the extent Tangible Net Worth is less than $925,000,000 but greater than or equal to $540,000,000, then the Advance Rates shall be reduced by an additional 2.00%;

provided, further, that, as determined by the Administrative Agent: (i) to the extent the liquidity of Ocwen Financial Corp. ($100,000,000 of which must be in cash and the remaining in uncollateralized unused borrowing capacity) is below $150,000,000 but greater than or equal to $100,000,000 and the Monthly Reimbursement Rate is below: (A) 12%, then the Advance Rates shall be reduced by 0.25%; (B) 11%, then the Advance Rate shall be reduced by 1.00%; (C) 10%, then the Advance Rates shall be reduced by 1.75%; (D) 9%, then the Advance Rates shall be reduced by 2.50%; or (E) 8%, then the Advance Rates shall be reduced by 3.50%; and (ii) to the extent the liquidity of Ocwen Financial Corp. ($50,000,000 of which must be in cash and the remaining in uncollateralized unused borrowing capacity) is below $100,000,000 (and the Liquidity Requirement is otherwise satisfied) and the Monthly Reimbursement Rate is below:

(A) 12%, then the Advance Rates shall be reduced by 0.50%; (B) 11%, then the Advance Rates shall be reduced by 2.00%; (C) 10%, then the Advance Rates shall be reduced by 3.50%; (D) 9%, then the Advance Rates shall be reduced by 5.00%; or (E) 8%, then the Advance Rates shall be reduced by 7.00%;

provided, further, that the Advance Rate for any Receivable related to any Class of Notes shall be zero if such Receivable is not a Facility Eligible Receivable; and

provided, further, that, for the Class D-VF3 Variable Funding Notes, the weighted average Advance Rate shall not exceed 93.75%;

Advance Type / Class of Notes	Class A- VF3 Variable Funding Notes	Class B- VF3 Variable Funding Notes	Class C- VF3 Variable Funding Notes	Class D- VF3 Variable Funding Notes

P&I Advances (other than Servicing Fee Advances) in Non-Judicial States	88.00%	89.75%	91.50%	95.50%
P&I Advances (other than Servicing Fee Advances) in Judicial States	82.00%	84.00%	86.25%	95.25%
Servicing Fee Advances in Non-Judicial States	88.00%	89.50%	91.00%	95.00%
Servicing Fee Advances in Judicial States	83.25%	85.00%	87.00%	92.50%
Escrow Advances in Non-Judicial States	88.00%	89.50%	91.00%	95.00%
Escrow Advances in Judicial States	88.00%	89.50%	91.00%	95.00%
Corporate Advances in Non-Judicial States	88.00%	89.50%	91.00%	95.00%
Corporate Advances in Judicial States	83.25%	85.00%	87.00%	92.50%
Loan-Level P&I Advances (other than Servicing Fee Advances) in Non-Judicial States	78.00%	81.75%	85.50%	91.50%
Loan-Level P&I Advances (other than Servicing Fee Advances) in Judicial States	72.00%	76.00%	80.25%	91.25%
Loan-Level Escrow Advances in Non-Judicial States	78.00%	81.50%	85.00%	91.00%
Loan-Level Escrow Advances in Judicial States	78.00%	81.50%	85.00%	91.00%
Loan Level Corporate Advances in Non-Judicial States	78.00%	81.50%	85.00%	91.00%
Loan-Level Corporate Advances in Judicial States	73.25%	77.00%	81.00%	88.50%

“Advance Ratio” means, as of any date of determination with respect to any Designated Servicing Agreement, the ratio (expressed as a percentage), calculated as of the last day of the calendar month immediately preceding the calendar month in which such date occurs, of (i) the related PSA Stressed Non-Recoverable Advance Amount (other than any Mortgage Loans that generate Receivables that are Loan-Level Receivables or any Mortgage Loans that are attributable to Small Threshold Servicing Agreements) on such date over (ii) the aggregate monthly scheduled principal and interest payments for the calendar month immediately preceding the calendar month in which such date occurs with respect to all non-delinquent Mortgage Loans serviced under such Designated Servicing Agreement.

“Aggregate Margin” means, with respect to each Class of Series 2012-VF3 and any date of determination, a per annum rate equal to the sum of the applicable Margin and the applicable ERD Margin.

“Applicable Rating” means the rating assigned to each Class of the Series 2012-VF3 Notes by S&P, as the Note Rating Agency, upon the issuance of such Class as set forth below:

(i) Class A-VF3 Variable Funding Notes: AAA(sf);

(ii) Class B-VF3 Variable Funding Notes: AA(sf);

(iii) Class C-VF3 Variable Funding Notes: A(sf); and

(iv) Class D-VF3 Variable Funding Notes: BBB (sf).

“Base Indenture” has the meaning assigned to such term in the Preliminary Statement.

“Base Rate” means, on any date, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate on such date and (ii) the Federal Funds Rate on such date plus 0.50% per annum.

“BlueMountain Letters” shall mean letters from BlueMountain Capital Management, LLC (through its counsel, Patterson Belknap Webb & Tyler LLP) to the Indenture Trustee, dated January 23, 2015, February 20, 2015 and June 22, 2015, in which allegations were made of violations of servicing agreements and laws by Ocwen Loan Servicing, LLC.

“Cap Payment Amounts” means, in respect of any Class of Notes for any Interest Accrual Period, such amounts constituting the difference between (a) the Interest Payment Amounts that would be payable based on the Note Interest Rate for such Class of Notes determined without regard to the applicable Maximum Rate and (b) the Interest Payment Amounts.

“Cap Payment Holder” means,

(i) in respect of the portion of the Cap Payment Amount attributable to the Class A-VF3 Notes, Credit Suisse International;

(ii) in respect of the portion of the Cap Payment Amount attributable to the Class B-VF3 Notes, Credit Suisse International;

(iii) in respect of the portion of the Cap Payment Amount attributable to the Class C-VF3 Notes, Credit Suisse International; and

(iv) in respect of the portion of the Cap Payment Amount attributable to the Class D-VF3 Notes, Credit Suisse International,

or, in any case, any permitted assignee or transferee thereof so long as such permitted assignee satisfies all of the transfer restrictions with respect to the Notes set forth in the Base Indenture and the Note Purchase Agreement, mutadis mutandis.

“Cash Equivalents” shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Class A-VF3 Variable Funding Notes” means, the Variable Funding Notes, Class A-VF3 Variable Funding Notes, issued hereunder by the Issuer having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Class B-VF3 Variable Funding Notes” means, the Variable Funding Notes, Class B-VF3 Variable Funding Notes, issued hereunder by the Issuer, having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Class C-VF3 Variable Funding Notes” means, the Variable Funding Notes, Class C-VF3 Variable Funding Notes, issued hereunder by the Issuer having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Class D-VF3 Variable Funding Notes” means, the Variable Funding Notes, Class D-VF3 Variable Funding Notes, issued hereunder by the Issuer having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Coefficient” means, for each Class of Series 2012-VF3 Notes, 0.08%.

“Collateral Test Rectification Event” means, if an OLS Ratings Downgrade Event has occurred, and if a Collateral Test would not be satisfied for all Series as a whole as of the close of business on the last day of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date, that an amount has been paid to the Variable Funding Notes or otherwise posted to the Trust Accounts (other than the General Reserve Account) on such date (after giving effect to any required payments on such date, if any) equal to the positive difference, if any, between, for all Outstanding Series of Notes, (i) the sum of the Series Invested Amount for such Series on such date (after giving effect to any required payments on such date, if any) and (ii) the product of (A) the Series Allocation Percentage for such Series and (B) (1) the aggregate Receivable Balances of all Receivables under all Designated Servicing Agreements plus (2) all Collections on deposit in the Trust Accounts (other than the General Reserve Account) on such date (after giving effect to any required payments on such date, if any); provided, however, that for the purposes of such calculation it shall be assumed that no Downgrade Advance Rate Reduction has occurred with respect to each Series of Variable Funding Notes.

“Commercial Paper Notes” means with respect to each Conduit Purchaser, the short-term promissory notes issued by such Conduit Purchaser.

“Commercial Paper Rate” means with respect to each Interest Accrual Period and each Conduit Purchaser, the per annum rate equivalent to the weighted average cost related to the issuance of related Commercial Paper Notes for such Interest Accrual Period (such costs as reasonably determined by the related sponsor or administrative agent for such Conduit Purchaser, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper Notes, other borrowings by such Conduit Purchaser and any other costs associated with the issuance of such Commercial Paper Notes); provided, that if any component of such per annum rate is a discount rate, in calculating the “Commercial Paper Rate”, the related Conduit Administrative Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. The Conduit Administrative Agent shall deliver to the Administrator and the Indenture Trustee the Commercial Paper Rate with respect to the Series 2012-VF3 Notes held by the Conduit Purchasers, if applicable, by no later than the Business Day prior to the Determination Date and the determination of the applicable Commercial Paper Rate by the Conduit Administrative Agent shall be binding absent manifest error.

“Committed Purchaser” means Credit Suisse AG, Cayman Islands Branch, and its successors and assigns.

“Conduit Administrative Agent” has the meaning set forth in the Note Purchase Agreement.

“Conduit Purchaser” means (i) any Purchaser which is designated as a “Conduit Purchaser” on the signature pages to the VF3 Note Purchase Agreement and (ii) any Purchaser which is designated as a “Conduit Purchaser” on the signature pages of any assignment agreement pursuant to which it becomes a party to the VF3 Note Purchase Agreement.

“Constant” means, for each Class of Series 2012-VF3 Notes, 1.00%.

“Corporate Trust Office” means, with respect to the Series 2012-VF3 Notes, the office of the Indenture Trustee at which at any particular time its corporate trust business will be administered, which office at the date hereof is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration – OC12S9.

“Cost of Funds Rate”: means, for any day of any Interest Accrual Period, (a) to the extent a Conduit Purchaser has funded its interest in any Series 2012-VF3 Note through the issuance of Commercial Paper Notes, the Commercial Paper Rate applicable to such Conduit Purchaser and (b) in all other cases, the sum of One-Month LIBOR plus, solely with respect to the Series 2012-VF3 Original Amounts, 1.00%.

“Cumulative Default Fee Amount” means, for any Payment Date and any Class of Series 2012-VF3 Notes and notwithstanding anything to the contrary set forth in the definition of “Cumulative Default Fee Amount” set forth in the Base Indenture, any portion of the Default Fee for that Class for a previous Payment Date that has not been paid, plus accrued and unpaid interest thereon at the applicable Note Interest Rate plus 3.00% from the Payment Date on which the shortfall first occurred through the current Payment Date.

“Cumulative ERD Fee Amount” means, for any Payment Date and any Class of Series 2012-VF3 Notes and notwithstanding anything to the contrary set forth in the definition of “Cumulative ERD Fee Amount” set forth in the Base Indenture, any portion of the ERD Fee for that Class for a previous Payment Date that has not been paid, plus accrued and unpaid interest thereon at the applicable Note Interest Rate plus the ERD Fee Rate for that Class from the Payment Date on which the shortfall first occurred through the current Payment Date.

“Default Fee” means, with respect to each Class of Series 2012-VF3 Notes and notwithstanding anything to the contrary set forth in the definition of “Default Fee” set forth in the Base Indenture, for any Payment Date following the occurrence of an Event of Default including the Final Payment Date for such class of Notes, a fee equal to the product of (i) 3.00%, (ii) the related Note Balance as of the close of business on the preceding Payment Date and (iii) a fraction, the numerator of which is the number of days elapsed from and including the preceding Payment Date (or, if later, the occurrence of such Event of Default) to but excluding such current Payment Date and the denominator of which equals 360.

“Default Rate” means, for any Class of Notes, the sum (expressed as a percentage) of the Note Interest Rate for such Class and 3.00%.

“Derivative Agreement” means, with respect to the Series 2012-VF3 Notes, the interest rate “cap” hedging arrangement to be entered into on or before June 11, 2015 and any replacement therefor in accordance with such agreements and the terms thereof, which shall be a “Derivative Agreement” for purposes of the Base Indenture solely in respect of the Series 2012-VF3 Notes. The “Cap Rate” thereunder shall equal the Maximum Rate. The related Derivative Counterparty shall be the “Floating Rate Payer” thereunder. The Issuer shall be the “Fixed Rate Payer” thereunder. The “Notional Amount” thereunder shall be determined by the Derivative Counterparty and the Issuer.

“Derivative Agreement Account” means, the segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained for the benefit of the Cap Payment Holders pursuant to Section 22 and entitled “Deutsche Bank National Trust Company, as Indenture Trustee for the HLSS Servicer Advance Receivables Backed Notes, Derivative Agreement Account – Series 2012-VF3.

“Derivative Imbalance” has the meaning set forth in Section 22 hereof.

“Derivative Imbalance Required Reserve” means, on any date, an amount equal to the product of (i) the Derivative Imbalance, if any, on such date and (ii) 5.00%.

“Derivative Reserve Account” means, the segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained for the benefit of the Cap Payment Holders pursuant to Section 22 and entitled “Deutsche Bank National Trust Company, as Indenture Trustee for the HLSS Servicer Advance Receivables Backed Notes, Derivative Reserve Account – Series 2012-VF3.

“ERD Fee” means, with respect to each Class of Series 2012-VF3 Notes and notwithstanding anything to the contrary set forth in the definition of “ERD Fee” set forth in the Base Indenture, on each Payment Date, the sum of (A) the product of (i) the applicable ERD Fee Rate for that Class, (ii) the average daily related VFN Principal Balance during the related Interest Accrual Period and (iii) a fraction, the numerator of which is the number of days elapsed from and including the preceding Payment Date to but excluding such current Payment Date and the denominator of which equals 360 plus (B) the sum for each day while a Eurodollar Disruption Event under clause (ii) of the definition thereof is continuing during the related Interest Accrual Period, in an amount equal to the product of (i) the excess, if any, of the Base Rate over One-Month LIBOR for each day on which such Eurodollar Disruption Event was in effect during such period, (ii) the related VFN Principal Balance on such date and (iii) a fraction, the numerator of which equals one (1) and the denominator of which equals 360 plus (C) the sum for each day while the applicable Cost of Funds Rate is greater than the Index during the related Interest Accrual Period, the sum of the product of (i) the excess, if any, of the applicable Cost of Fund Rate over the Index, (ii) the related VFN Principal Balance on such date and (iii) a fraction, the numerator of which equals one (1) and the denominator of which equals 360.

“ERD Fee Rate” means, with respect to each Class of Series 2012-VF3 Notes, a per annum rate equal to the applicable ERD Margin.

“ERD Margin” means, for each Class of Series 2012-VF3 Notes, a per annum rate set forth below:

(a) Class A-VF3 Variable Funding Notes: 0.25%;

(b) Class B-VF3 Variable Funding Notes: 0.65%;

(c) Class C-VF3 Variable Funding Notes: 0.65%; and

(d) Class D-VF3 Variable Funding Notes: 0.65%.

“Eurodollar Disruption Event” means, with respect to the Series 2012-VF3 Notes held by the Committed Purchasers and, in the event the Cost of Funds Rate shall be determined pursuant to clause (b) of the definition thereof, the Conduit Purchasers, as applicable, any of the following: (i) a good faith determination by any Holder of the Series 2012-VF3 Notes that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) for such Holder to obtain United States dollars in the London interbank market to fund or maintain any portion of the Note Balances of such Notes during any Interest Accrual Period, (ii) a good faith determination by any Holder of the Series 2012-VF3 Notes that the interest rates offered on deposits of United States dollars to such Holder in the London interbank market does not accurately reflect the cost to such Holder of purchasing, funding or maintaining any portion of the Note Balances of such Notes during any Interest Accrual Period, or (iii) the inability of any Holder of the Series 2012-VF3 Notes to obtain United States dollars in the London interbank market to fund or maintain any portion of the Note Balances of such Notes for such Interest Accrual Period.

“Exempted MBS Trust” means each of the RAAC 2006-SP3 MBS Trust, RAAC 2006-SP MBS Trust, RAAC 2007-SP3 MBS Trust, RAMP 2005-RP3 MBS Trust and STALT 2006-1F MBS Trust.

“Expected Repayment Date” for the Series 2012-VF3 Notes means April 4, 2016; provided, that the Expected Repayment Date may not in any event be longer than the Expected Repayment Date of the commitments extended by any new Administrative Agent under the Indenture or any incremental lending arrangements provided by any Administrative Agent under the Indenture, including for the avoidance of doubt, any other Outstanding Series of Variable Funding Notes under the Indenture.

“Expense Rate” means, as of any date of determination, with respect to the Series 2012-VF3 Notes, the percentage equivalent of a fraction, (i) the numerator of which equals the sum of (1) the product of the related Series Allocation Percentage for the Interim Payment Date or Payment Date immediately preceding such date multiplied by the aggregate amount of Fees due and payable by the Issuer on the next succeeding Payment Date plus (2) the product of the related Series Allocation Percentage for the Interim Payment Date or Payment Date immediately preceding such date multiplied by any expenses payable or reimbursable by the Issuer on the next succeeding Payment Date, up to the applicable Expense Limit, if any, prior to payments to the Holders of the Series 2012-VF3 Notes, pursuant to the terms and provisions of this Indenture Supplement, the Base Indenture or any other Transaction Document that have been invoiced to the Indenture Trustee and the Administrator, plus (3) the aggregate amount of related Series Fees payable by the Issuer on the next succeeding Payment Date and (ii) the denominator of which equals the sum of the outstanding Note Balances of all Series 2012-VF3 Notes at the close of business on such date; provided, that, with respect to the first calculation of “Expense Rate” following the Issuance Date, such calculation shall include a “Series Allocation Percentage” as determined by the Administrator and the Administrative Agent.

“Facility Eligible Receivable” means, with respect to the Series 2012-VF3 Notes, a Receivable:

(i) which constitutes a “general intangible,” “account” or “payment intangible” within the meaning of Section 9-102(a)(42), Section 9-102(a)(2) and Section 9-102(a)(61), respectively (or the corresponding provision in effect in a particular jurisdiction) of the UCC as in effect in all applicable jurisdictions;

(ii) which is denominated and payable in United States dollars;

(iii) which arises under and pursuant to the terms of a Designated Servicing Agreement and, at the time the related Advance was made, (A) was determined by the Servicer or Subservicer, as applicable, in good faith to (1) be ultimately recoverable from the proceeds of the related Mortgage Loan, related liquidation proceeds or otherwise from the proceeds of or collections on the related Mortgage Loan and (2) comply with all requirements for reimbursement thereunder, and (B) was authorized pursuant to the terms of the related Designated Servicing Agreement;

(iv) which arises under a Facility Eligible Servicing Agreement;

(v) which is not subject to any Adverse Claim and in which all right, title and interest in and to such Receivable (including good and marketable title) have been validly sold and/or contributed by the Receivables Seller to the Depositor, and validly sold and/or contributed by the Depositor to the Issuer and, prior to the MSR Transfer Date, sold by the Servicer to the Receivables Seller;

(vi) with respect to which no representation or warranty made by the Receivables Seller or the Servicer in the Receivables Sale Agreement has been breached, which breach has continued uncured past the time at which the Servicer or the Receivables Seller was required to pay the Indemnity Payment with respect thereto pursuant to the Receivables Sale Agreement;

(vii) with respect to which, as of the date such Receivable was acquired by the Issuer, none of the Receivables Seller, the Servicer, the Subservicer or the Depositor had (A) taken any action that would impair the right, title and interest of the Indenture Trustee therein, or (B) failed to take any action that was necessary to avoid impairing the Indenture Trustee’s right, title or interest therein;

(viii) the Advance (other than a Servicing Fee Advance) related to which either (A) has been fully funded by the Servicer using its own funds and/or Amounts Held for Future Distribution (to the extent permitted under the related Designated Servicing Agreement) and/or Collections (as appropriate) in excess of the related Required Expense Reserve, and/or amounts drawn on Variable Funding Notes or out of funds in the Collection and Funding Account or Available Funds as provided herein, or (B) in the case of P&I Advances, will be funded on the related Funding Date and all amounts necessary to fund the related Advance are on deposit in an account under the exclusive control and direction of the Indenture Trustee pending remittance to the appropriate MBS trustees;

(ix) which relates to a Mortgage Loan that is secured by a first lien on the underlying mortgaged property;

(x) which does not relate to a Mortgage Loan the terms of which have been modified after the creation of such Receivable (for purposes of this clause, a Mortgage Loan has been modified only after the modification continues effective following any trial period);

(xi) if a Servicing Fee Advance Receivable, the provisions of the related Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule require that any unpaid and accrued servicing fees owed to the Servicer be repaid on or prior to the date of any redemption in full under the applicable Servicing Fee Advance Designated Servicing Agreement; and

(xii) if a Servicing Fee Advance Receivable, which relates to a Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule.

“Facility Eligible Servicing Agreement” means, with respect to the Series 2012-VF3 Notes, any Designated Servicing Agreement which, as of any date of determination, meets the following criteria:

(i) either OLS or an OFC-Owned Servicer (in either case, prior to the MSR Transfer Date) and HLSS (from and after the MSR Transfer Date) is the servicer under such Designated Servicing Agreement and a Responsible Officer of the Servicer has received neither (A) any notice, or otherwise obtained actual knowledge, of the occurrence of any Unmatured Default or Servicer Termination Event by or with respect to the Servicer under such Designated Servicing Agreement except (i) to the extent that, in the case of an Unmatured Default, such Unmatured Default has been cured prior to its becoming a Servicer Termination Event, and (ii) any Unmatured Default or Servicer Termination Event caused solely by the failure of a Collateral Performance Test or a Servicer Ratings Downgrade for which the Servicer shall not have received a written notice of pending termination, nor (B) notice of a claim for monetary loss against the Servicer by a party to such Designated Servicing Agreement or by a related securityholder, whose claim is for an aggregate amount greater than 5% of the aggregate Receivable Balance of the Receivables created pursuant to such Designated Servicing Agreement;

(ii) pursuant to the terms of such Designated Servicing Agreement:

(A) under such agreement, the Servicer is permitted to reimburse itself for the related Advance out of late collections of the amounts advanced, including from insurance proceeds and liquidation proceeds from the Mortgage Loan with respect to which such Advance was made, prior to any holders of any notes, certificates or other securities backed by the related mortgage loan pool, which securities, in the case of Designated Servicing Agreements, must have included a “AAA” or equivalent rated class at the time of execution of the Designated Servicing Agreement, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to any related MBS Trust or any related trustee, custodian, hedge counterparty or credit enhancer;

(B) under such agreement, other than with respect to any Servicing Fee Advance Receivable or Loan-Level Receivable, if the Servicer determines that the related Advance will not be recoverable out of late collections of the amounts advanced or out of insurance proceeds or liquidation proceeds from the Mortgage Loan with respect to which such Advance was made, the Servicer has the right to reimburse itself for such Advance out of any funds (other than prepayment charges) in the Dedicated Collection Account or out of general collections received by the Servicer with respect to any Mortgage Loans serviced under the same Designated Servicing Agreement, prior to any payment to any holders of any notes, certificates or other securities backed by the related mortgage loan pool, which securities included a “AAA” or equivalent rated class at the time of execution of the Designated Servicing Agreement, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to the related MBS Trust or any related trustee, custodian or credit enhancer (a “General Collections Backstop”);

(iii) such Designated Servicing Agreement provides that all Advances (not including Servicing Fee Advances) as to a Mortgage Loan are reimbursed on a “first-in, first out” or “FIFO” basis, such that the Advances of a particular type that were disbursed first in time will be reimbursed prior to Advances of the same type with respect to that Mortgage Loan that were disbursed later in time;

(iv) all Receivables arising under such Designated Servicing Agreement are free and clear of any Adverse Claim in favor of any Person and the related MBS Trustee or other owner and any related monoline insurer or other credit enhancement provider shall have been delivered a notice in the form of Exhibit C attached to the Base Indenture signed by the Servicer;

(v) such Designated Servicing Agreement is in full force and effect;

(vi) an Eligible Subservicing Agreement is in full force and effect for all mortgage loans serviced by the Servicer under such Designated Servicing Agreement, and the related Subservicer (or OLS or any OFC-Owned Servicer as Servicer prior to the MSR Transfer Date) is an Eligible Subservicer and is in compliance with such Subservicing Agreement and, from and after the MSR Transfer Date, OLS, any other OFC-Owned Servicer or another servicer acceptable to the Administrative Agent, shall be serving as “hot back-up servicer” for HLSS under an agreement approved by the Administrative Agent;

(vii) such Designated Servicing Agreement includes an express provision for the assignment by the Servicer of its rights to be reimbursed for Advances (except in the case of Servicing Fee Advances); and, with respect to any Servicing Fee Advance Receivable, the related Servicing Fee Advance Designated Servicing Agreement does not prohibit the sale and/or contribution to the Issuer of, specifically, the rights to reimbursement for the Servicing Fee Advances under the related MBS Trust (as determined, regardless of the terms contained in such Servicing Fee Advance Designated Servicing Agreement, in the sole and absolute discretion of the Administrative Agent).

(viii) such Designated Servicing Agreement arises under and is governed by the laws of the United States or a state within the United States;

(ix) the Servicer has not voluntarily elected to change the reimbursement mechanics of Advances under such Designated Servicing Agreement from a pool-level reimbursement mechanic to a loan-level reimbursement mechanic or from a loan-level reimbursement mechanic to a pool-level reimbursement mechanic without consent of each Administrative Agent; and

(x) if such Designated Servicing Agreement is a subservicing agreement, the subservicing agreement and the related servicing or master servicing agreement provide that: (1) Servicer, as subservicer, under such agreement, is required to make all Advances on Mortgage Loans subserviced by a Servicer; (2) Servicer, as subservicer under such agreement, is entitled to reimbursement from all permitted sources under such Designated Servicing Agreement; (3) the related primary or master servicer agrees to remit to the Servicer, as subservicer, within two (2) Business Days of receipt thereof, any collections and reimbursements of P&I Advances, Corporate Advances and Escrow Advances it receives, without set-off; and (4) the related primary or master servicer agrees to reasonably cooperate with the Servicer, as subservicer, to obtain reimbursement of P&I Advances, Corporate Advances and Escrow Advances including, if either of such primary or master servicer or the Servicer, as subservicer, is terminated, by seeking immediate reimbursement therefor from the successor servicer or, failing that, on a first-in-first-out basis.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H. 15 (519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York City time).

“Funding Conditions” means, with respect to any proposed Funding Date and the Series 2012-VF3 Notes, in addition to the Funding Conditions set forth in the Base Indenture, the following condition:

(i) payment, as of the immediately preceding Payment Date, of the Series 2012-VF3 Additional Fee in full and in the manner specified in the Series 2012-VF3 Additional Letter. For the avoidance of doubt, the Series 2012-VF3 Additional Letter is not the VF3 Fee Letter or a Fee Letter referenced and defined in the Base Indenture;

(ii) the ratings assigned to any Class of Series 2012-VF3 Notes is not reduced below the Applicable Rating assigned to such Class of Series 23012-VF3 Notes; and

(iii) with respect to funding the Series 2013-VF3 Incremental Amounts, (A) such amounts shall be subject to the Applicable Rating and (B) upon any Funding Date with respect thereto, either the sum of plus the related Commitment with respect thereto plus the available Commitment of other Series of Variable Funding Notes plus the respective commitments in third party credit facilities of the Administrator plus available cash and Cash Equivalents on hand at the Administrator and NRZ is sufficient to redeem in full all Outstanding Series of Term Notes or all Series of Term Notes will be redeemed in full.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

“Increased Costs Limit” means, for each Holder of Series 2012-VF3 Note, such Holder’s pro rata percentage (based on the Note Balance of such Holder’s Series 2012-VF3 Notes) of 0.10% of the average aggregate Note Balance for all Classes of Series 2012-VF3 Notes Outstanding for any twelve-month period.

“Indebtedness” shall mean: (a) obligations created, issued or incurred by NRZ for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such person); (b) obligations of NRZ to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a lien on the property of NRZ, whether or not the respective indebtedness so secured has been assumed by NRZ; (d) obligations (contingent or otherwise) of NRZ in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of NRZ; (e) obligations of NRZ to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of NRZ under GAAP, and, for purposes of this definition, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and “lease” shall have the meaning under GAAP as of January 1, 2013; (f) obligations of NRZ under repurchase agreements or loan and security agreements or similar warehouse facilities; (g) indebtedness of others guaranteed by NRZ; (h) indebtedness of general partnerships of which NRZ is a general partner; and (i) any other indebtedness of NRZ by a note, bond, debenture or similar instrument; provided, however that, in each case, “Indebtedness” shall not include NRZ’s Non-Recourse Indebtedness.

“Index” means, for any Class of the Series 2012-VF3 Notes, One Month LIBOR.

“Initial Note Balance” has the meaning set forth in the Original Indenture Supplement.

“Interest Accrual Period” means, for the Series 2012-VF3 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date with respect to any Class, the related Issuance Date) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2012-VF3 Notes on any Payment Date shall be determined based on the actual number of days in the Interest Accrual Period.

“Interest Day Count Convention” means the actual number of days in the related Interest Accrual Period divided by 360.

“Interest Rate Adjustment Date”: Each Business Day.

“Investment Manager” means, (i) Fortress Investment Group LLC or any wholly owned subsidiary thereof, (ii) FIG LLC, (iii) any entity whose business and operations are managed or supervised by Wesley R. Edens, or (iv) any successors and permitted assigns of the foregoing so long as such entity pursuant to this clause (iv) is reasonably acceptable to the Administrative Agent.

“Issuance Date” means April 6, 2015.

“LIBOR” has the meaning assigned such term in Section 7 of this Indenture Supplement.

“LIBOR Determination Date” means, for each Interest Accrual Period, the second London Banking Day prior to the commencement of such Interest Accrual Period.

“Liquidity Requirement” means the requirement that an entity have funds available to fund servicer advances, as of the close of business on the last Business Day of each calendar month, beginning August 2013, in an amount at least equal to the lesser of (1) $100,000,000 and (2) the greater of (a) the sum of (i) 0.001% of the aggregate unpaid principal balance of all mortgage loans sub-serviced by such entity (i.e., without an obligation to fund servicer advances) plus (ii) 0.01% of the aggregate unpaid principal balance of all mortgage loans serviced by such entity (i.e., with the obligation to fund servicer advances) or as to which such entity holds rights to the servicing plus the obligation to fund servicer advances, plus (iii) 3.25% of the aggregate amount of all servicer advances made by such entity that remain unreimbursed, and (b) $25,000,000; provided, that at least the greater of (1) $15,000,000 and (2) 50% of such funds available, must consist of unrestricted cash on deposit in accounts held in the sole name of, and solely controlled by, such entity, free and clear of all Adverse Claims (including liens), and the remainder as undrawn and available borrowing capacity under committed servicer advance facilities and committed unsecured revolving loans made to such entity as borrower, as determined on such date of measurement, which undrawn and available borrowing capacity need not be presently collateralized.

“Loan-Level Advance Receivable” means a Receivable (other than a Servicing Fee Advance Receivable) relating to a Designated Servicing Agreement identified on the Designated Servicing Agreement Schedule the provisions of which do not contain a General Collections Backstop with respect to the related Advances.

“Loan-Level Receivable” means a Loan-Level Advance Receivable or Loan-Level Servicing Fee Advance Receivable.

“Loan-Level Servicing Fee Advance Receivable”: A Servicing Fee Advance Receivable relating to a Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule the provisions of which do not contain a General Collections Backstop.

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.

“Low Threshold Servicing Agreement” has the meaning assigned such term in Section 4 of this Indenture Supplement.

“Margin” means with respect to each Class of Series 2012-VF3 Notes, a per annum rate set forth below:

(a)	Class A-VF3 Variable Funding Notes: 0.85%;

(b)	Class B-VF3 Variable Funding Notes: 1.20%;

(c)	Class C-VF3 Variable Funding Notes: 1.45%; and

(d)	Class D-VF3 Variable Funding Notes: 2.75%;

provided, that, with respect to each Class of Series 2012-VF3 Notes, the issuance of Variable Funding Notes following the related Issuance Date and each Interest Accrual Period thereafter, the “Margin” for such Class shall be the applicable percentage agreed to by the Receivables Seller, the Issuer and the Administrative Agent upon the related issuance date of such Variable Funding Notes.

“Market Value Ratio” means, as of any date of determination with respect to a Designated Servicing Agreement, the ratio (expressed as a percentage) of (i) the lesser of (A) the Funded Advance Receivable Balance for such Designated Servicing Agreement on such date and (B) the aggregate of all Facility Eligible Receivables under such Designated Servicing Agreement on such date over (ii) the aggregate Net Property Value of the Mortgaged Properties and REO Properties for Mortgage Loans that are serviced under such Designated Servicing Agreement on such date.

“Maximum Rate” means 0.75% per annum.

“Maximum VFN Principal Balance” means: (i) on any date of determination prior to September 1, 2015, (A) for the Class A-VF3 Variable Funding Notes, $1,283,200,000, (B) for the Class B-VF3 Variable Funding Notes, $25,213,330, (C) for the Class C-VF3 Variable Funding Notes, $26,600,000, and (D) for the Class D-VF3 Variable Funding Notes, $64,986,670; (ii) on any date of determination on and after September 1, 2015 but prior to December 1, 2015, (A) for the Class A-VF3 Variable Funding Notes, $549,942,855, (B) for the Class B-VF3 Variable Funding Notes, $10,805,715, (C) for the Class C-VF3 Variable Funding Notes, $11,400,000, and (D) for the Class D-VF3 Variable Funding Notes, $27,851,430; (iii) on any date of determination on and after December 1, 2015, (A) for the Class A-VF3 Variable Funding Notes, $0, (B) for the Class B-VF3 Variable Funding Notes, $0, (C) for the Class C-VF3 Variable Funding Notes, $0, and (D) for the Class D-VF3 Variable Funding Notes, $0; or (iv) in the case of each such Class on any date, such lesser amount calculated pursuant to a written agreement between the Servicer, the Administrator and the Administrative Agent.

“Middle Threshold Servicing Agreement” has the meaning assigned such term in Section 4 of this Indenture Supplement.

“Monthly Reimbursement Rate” means, as of any date of determination, the arithmetic average of the fractions (expressed as percentages), determined for each of the three (3) most recently concluded calendar months, obtained by dividing (i) the aggregate Advance Reimbursement Amounts collected by the Servicer and deposited into the Trust Accounts during such month by (ii) the aggregate Receivable Balances funded by the Servicer using its own funds or facility funds as of the close of business on the last day of the Monthly Advance Collection Period.

“Mortgage Loan” means a mortgage loan transferred and assigned to an Underlying Trustee and serviced for such Underlying Trustee pursuant to a Servicing Agreement.

“Mortgage Loan-Level Market Value Ratio” means, as of any date of determination with respect to a Mortgage Loan or REO Property that is secured by a first lien on the related Mortgaged Property, the ratio (expressed as a percentage) of (x) the aggregate Receivable Balance of all Receivables outstanding with respect to such Mortgage Loan or REO Property on such date over (y) the Net Property Value of such Mortgaged Property or REO Property on such date.

“MSRs” means mortgage servicing rights and rights to mortgage servicing rights, as applicable.

“Net Proceeds Coverage Percentage” means, for any Payment Date, the percentage equivalent of a fraction, (i) the numerator of which equals the amount of Collections on Receivables deposited into the Collection and Funding Account during the related Monthly Advance Collection Period, and (ii) the denominator of which equals the aggregate average outstanding Note Balances of all Outstanding Notes during such Monthly Advance Collection Period.

“Net Property Value” means, with respect to any Mortgaged Property, (A) with respect to a Current Mortgage Loan, the market value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker’s price opinion or OLS’s automated valuation model with respect to such Mortgaged Property) or (B) with respect to a Delinquent Mortgage Loan, the product of (a) the market value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker’s price opinion or OLS’s automated valuation model with respect to such Mortgaged Property), multiplied by (b) OLS’s established market and property discount value rate, minus (c) OLS’s brokerage fee and closing costs with respect to such Mortgaged Property, plus (d) any projected mortgage insurance claim proceeds.

“Net Worth” shall mean, the excess of total assets of NRZ, over total liabilities of NRZ, determined in accordance with GAAP on a quarterly basis.

“No-Payment at Termination Servicing Fee Advance Receivable”: A Servicing Fee Advance Receivable relating to a Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule the provisions of which do not require that all unpaid and accrued servicing fees owed to the Servicer be repaid on or prior to the date of any involuntary transfer of servicing or any servicer termination.

“No-RAC Servicing Agreements” shall have the meaning set forth in Section 11(b).

“Non-Recourse” shall mean, with respect to any specified Person, Indebtedness that is specifically advanced to finance the acquisition of property or assets and secured only by the property or assets to which such Indebtedness relates without recourse to such Person (other than subject to such customary carve-out matters for which such Person acts as a guarantor in connection with such Indebtedness, such as bad boy acts, fraud, misappropriation, breach of representation and warranty, misapplication, and environmental matters); provided; that, notwithstanding the foregoing, if any Indebtedness that would be Non-Recourse Indebtedness but for the fact that such Indebtedness is made with recourse to other assets, then only the portion of such Indebtedness that is recourse to such other assets shall be deemed not to be Non-Recourse Indebtedness, and all other Indebtedness shall be deemed to be Non-Recourse Indebtedness.

“Note Interest Rate” means, with respect to any Interest Accrual Period for each Class of Notes, the rates described below:

(i) Class A-VF3 Variable Funding Notes: the sum of (A) the lesser of (I) the Index for such Interest Accrual Period and (II) the Maximum Rate plus (B) the applicable Margin;

(ii) Class B-VF3 Variable Funding Notes: the sum of (A) the lesser of (I) the Index for such Interest Accrual Period and (II) the Maximum Rate plus (B) the applicable Margin;

(iii) Class C-VF3 Variable Funding Notes: the sum of (A) the lesser of (I) the Index for such Interest Accrual Period and (II) the Maximum Rate plus (B) the applicable Margin; and

(iv) Class D-VF3 Variable Funding Notes: the sum of (A) the lesser of (I) the Index for such Interest Accrual Period and (II) the Maximum Rate plus (B) the applicable Margin;

provided; that if, for any Interest Accrual Period, (a) the Index is not determinable, or (b) a Eurodollar Disruption Event (under clause (i) or clause (iii) of the definition thereof) shall have occurred, the Note Interest Rate shall be the sum of (A) the lesser of (I) the Base Rate and (II) the Maximum Rate plus (B) the applicable Margin. For the avoidance of doubt, the “Note Interest Rate” for the Series 2012-VF3 Notes is subject to the definition of “Note Interest Rate” in the Base Indenture.

“Note Rating Agency” means, for the Series 2012-VF3 Notes, S&P.

“NRZ Change of Control” occurs if any of the following occur: (i) the Investment Manager is no longer the manager of NRZ or (ii) NRZ shall cease to directly or indirectly own 100% of the equity interests of HLSS.

“OLS Ratings Downgrade Event” means a downgrade by S&P or any other Note Rating Agency rating the Series 2012-VF3 Notes of the Servicer’s (prior to any MSR Transfer Date) or the related Subservicer’s (on and after any MSR Transfer Date) sub-prime servicer rating below “Average” (regardless of whether such Servicer or Subservicer has been placed on negative watch by any such Note Rating Agency).

“One-Month LIBOR” has the meaning assigned such term in Section 7 of this Indenture Supplement.

“Prime Rate” means the rate announced by the Administrative Agent from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors.

“PSA Migration Conditions” means, with respect to the allocation of any or all of the maximum principal balance of the Notes issued pursuant to the Base Indenture to decrease the Maximum VFN Principal Balance hereunder, the following conditions: (1) any such shift shall be in conjunction with a transfer of Designated Servicing Agreements (as defined in the Base Indenture) out of the Base Indenture and into the Designated Servicing Agreements under a bilateral credit facility (as set forth in Section 20 hereof), (2) all conditions to a Permitted Refinancing under the Base Indenture are met in connection with such transfer, (3) after the transfer of any Designated Servicing Agreement and related collateral from the Base Indenture to indenture related to such bilateral credit facility, such collateral shall be subject to the eligibility criteria and Advance Rates set forth therein, (4) the Designated Servicing Agreements (as defined in the Indenture) selected for transfer shall not have been adversely selected, and (5) all of the Administrative Agents (as defined in the Base Indenture) are comfortable in their discretion with allowing the removal of collateral from the Base Indenture and consent to such removal.

“PSA Stressed Non-Recoverable Advance Amount” means as of any date of determination, the sum of:

(i) for all Mortgage Loans that are current as of such date, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(ii) for all Mortgage Loans that are delinquent as of such date, but not related to property in foreclosure or REO Property, the greater of (A) zero and (B) the excess of (i) Total Advances related to such Mortgage Loans on such date over (ii) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iii) for all Mortgage Loans that are related to properties in foreclosure, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iv) for all Mortgage Loans that are related to REO Property, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related REO Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero.

“Purchaser”: Collectively, the Committed Purchasers, the Conduit Purchasers, their respective successors and permitted assigns and any other variable funding note holder.

“Redemption Percentage” means, for the Series 2012-VF3 Notes, 10%.

“Regulatory Change” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Holder (or, for purposes of Section 8(a)(3), by any lending office of such Holder or by such Holder’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof.

“Reference Banks” has the meaning assigned to such term in Section 7 of this Indenture Supplement.

“Reserve Interest Rate” has the meaning assigned to such term in Section 7 of this Indenture Supplement.

“Restricted Servicing Fee Advance Receivable”: Any Loan-Level Servicing Fee Advance Receivable or No-Payment at Termination Servicing Fee Advance Receivable.

“Senior Secured Term Loan Facility Agreement” means the Senior Secured Term Loan Facility Agreement, dated as of September 1, 2011, among OFC, as borrower, certain subsidiaries of OFC, as subsidiary guarantors, the lenders party thereto from time to time and Barclays Bank PLC, as administrative agent and as collateral agent, as amended, supplemented, restated, or otherwise modified from time to time.

“Series 2012-VF3 Additional Fee” means that certain monthly fee payable in accordance with the terms and provisions of the Series 2012-VF3 Additional Letter.

“Series 2012-VF3 Additional Letter” means that certain Series 2012-VF3 Additional Letter, dated as of April 6, 2015, among the Administrative Agent and NRZ.

“Series 2012-VF3 Incremental Amount” means, with respect to each Class of Series 2012-VF3 Notes, the amount set forth below:

(a) prior to September 1, 2015;

(i) Class A-VF3 Variable Funding Notes: $549,942,860;

(ii) Class B-VF3 Variable Funding Notes: $10,805,710;

(iii) Class C-VF3 Variable Funding Notes: $11,400,000; and

(iv) Class D-VF3 Variable Funding Notes: $27,851,430; and

(b) on and after to September 1, 2015;

(i) Class A-VF3 Variable Funding Notes: $0;

(ii) Class B-VF3 Variable Funding Notes: $0;

(iii) Class C-VF3 Variable Funding Notes: $0; and

(iv) Class D-VF3 Variable Funding Notes: $0.

“Series 2012-VF3 Note Balance” means the aggregate Note Balance of the Series 2012-VF3 Notes.

“Series 2012-VF3 Original Amount” means, with respect to each Class of Series 2012-VF3 Notes, the amount set forth below:

(a) prior to September 1, 2015;

(i) Class A-VF3 Variable Funding Notes: $733,257,140;

(ii) Class B-VF3 Variable Funding Notes: $14,407,620;

(iii) Class C-VF3 Variable Funding Notes: $15,200,000; and

(iv) Class D-VF3 Variable Funding Notes: $37,135,240; and

(b) on and after September 1, 2015 but prior to December 1, 2015;

(i) Class A-VF3 Variable Funding Notes: $549,942,855;

(ii) Class B-VF3 Variable Funding Notes: $10,805,715;

(iii) Class C-VF3 Variable Funding Notes: $11,400,000; and

(iv) Class D-VF3 Variable Funding Notes: $27,851,430; and

(c) on and after December 1, 2015;

(i) Class A-VF3 Variable Funding Notes: $0;

(ii) Class B-VF3 Variable Funding Notes: $0;

(iii) Class C-VF3 Variable Funding Notes: $0; and

(iv) Class D-VF3 Variable Funding Notes: $0.

“Series Fee Limit” means, with respect to the Series Fees related to the Series 2012-VF3 Notes:

(i) for any rolling twelve-month period, an aggregate amount equal to the product of 0.10% and the average daily Maximum VFN Principal Balance during such prior rolling twelve-month period (or, for any day after the end of the Revolving Period for the Series 2012-VF3 Notes, the aggregate VFN Principal Balance of the Series 2012-VF3 Notes on any such day); and

(ii) for any single Payment Date, an amount equal to the product of 0.01% and the average daily aggregate Maximum VFN Principal Balance during the immediately preceding Interest Accrual Period (or, for any day after the end of the Revolving Period for the Series 2012-VF3 Notes, the aggregate VFN Principal Balance of the Series 2012-VF3 Notes on any such day).

“Series Fees” means, for the Series 2012-VF3 Notes and any Payment Date, the sum of (i) the VF3 Facility Fee (including, but not limited to, any related gross up or VF3 Facility Fee Remainder as calculated in accordance with the Fee Letter) and (ii) the aggregate unreimbursed fees, indemnification amounts owed to and expenses of the Administrative Agent due under the Indenture.

“Series Reserve Required Amount” means with respect to any Payment Date or Interim Payment Date, as the case may be, for the General Reserve Account applicable to the Series 2012-VF3 Notes, an amount equal to six (6) months’ interest calculated on the Note Balance of each Class of Series 2012-VF3 Notes as of such Payment Date or Interim Payment Date, as the case may be. For the avoidance of doubt, reference to “Series Reserve Account” shall mean the General Reserve Account with respect to the Series 2012-VF3 Notes and “Series Reserve Required Amount” shall mean the General Reserve Required Amount with respect to the Series 2012-VF3 Notes.

“Side Letter” means that certain Side Letter, dated as of May 5, 2015, among Barclays, as Administrative Agent, Purchaser and sole Holder of the Series 2012-VF1 Variable Funding Notes, Wells Fargo, as Administrative Agent, Wells Fargo Bank, N.A., as Committed Purchaser and sole Holder of the Series 2012-VF2 Variable Funding Notes, Credit Suisse, as Administrative Agent, Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser and Holder of the Series 2012-VF3 Variable Funding Notes, and Alpine Securitization Corp., as Conduit Purchaser and Holder of the Series 2012-VF3 Variable Funding Notes.

“Small Threshold Servicing Agreement” has the meaning assigned such term in Section 4 of this Indenture Supplement.

“Stated Maturity Date” means, for each Class of the Series 2012-VF3 Notes, thirty (30) years following the end of the related Revolving Period.

“Stressed Interest Rate” “ means, for any Class of Series 2012-VF3 Notes as of any date, the sum of (x) the per annum index on the basis of which such Class’s interest rate is determined for the current Interest Accrual Period (calculated based upon, for any day on which a Eurodollar Disruption Event described in clause (ii) of the definition thereof is continuing, the Base Rate), and (y) such Class’s Constant and (z) the product of (I) such Class’s Coefficient and (II) Stressed Time, plus (ii) the weighted average per annum Aggregate Margin of all outstanding Classes of such Series.

“Stressed Time” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is one (1), and the denominator of which equals the Stressed Time Percentage times the Monthly Reimbursement Rate on such date.

“Stressed Time Percentage” means, for the Series 2012-VF3 Notes, Class A-VF3 Variable Funding Notes: 37.65%, Class B-VF3 Variable Funding Notes: 40.97%, Class C-VF3 Variable Funding Notes: 45.48%, and Class D-VF3 Variable Funding Notes: 65.80%.

“Support Advances” shall mean any loans or advances, or any participation or other interest, funded or held by a Support Party pursuant to a Support Facility (but excluding any such loans or advances made to fund the applicable Conduit Purchaser’s obligations to pay interest, fees or other similar amounts relating to the funding of its making or maintaining its interest in a Purchased Note).

“Tangible Net Worth” shall mean the consolidated Net Worth of NRZ and its Subsidiaries, less the consolidated net book value of all assets of NRZ and its Subsidiaries (to the extent reflected as an asset in the balance sheet of NRZ or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, deferred taxes, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense.

“Target Amortization Amounts” means, for each Class of Series 2012-VF3 Notes, 100% of the Note Balance of such Class at the close of business on the last day of its Revolving Period, payable on the First Payment Date after the beginning of the Target Amortization Period.

“Target Amortization Event” for the Series 2012-VF3 Notes, means the occurrence of any of the following conditions or events, which is not waived by 100% of the Holders of the Series 2012-VF3 Notes:

(i) on any Payment Date, the arithmetic average of the Net Proceeds Coverage Percentage determined for such Payment Date and the two (2) preceding Payment Dates is less than five (5) times the percentage equivalent of a fraction (A) the numerator of which equals the sum of the accrued Interest Payment Amounts for each

Class of all Outstanding Notes on such date and (B) the denominator of which equals the aggregate average Note Balances of each Class of Outstanding Notes during the related Monthly Advance Collection Period;

(ii) the occurrence of one or more Servicer Termination Events under Designated Servicing Agreements representing 15% or more (by Mortgage Loan balance as of the date of termination) of all the Designated Servicing Agreements then included in the Facility, but not including any Servicer Termination Events that are solely due to the breach of one or more Collateral Performance Tests or a Servicer Ratings Downgrade or the transfer of subservicing of any such Designated Servicing Agreement without the prior written consent of the Administrative Agent;

(iii) the Monthly Reimbursement Rate is less than 5.00%;

(iv) as of the close of business on the last Business Day of any calendar month, beginning in April 2015, OLS shall have failed to satisfy the Liquidity Requirement;

(v) the rating assigned to any Class of Series 2012-VF3 Notes is reduced below the Applicable Rating assigned to such Class of Series 2012-VF3 Notes and such reduction has not been cured for a period of two (2) Business Days following the date on which written (which may be electronic) notice of such reduction shall have been given to any of the parties hereto;

(vi) (A) the sum of the NRZ’s (i) unrestricted cash, plus (ii) unrestricted Cash Equivalents, plus (iii) the aggregate amount of unused capacity available to NRZ (taking into account applicable haircuts) under committed mortgage loan warehouse and repurchase facilities and mortgage servicing right facilities for which NRZ has unencumbered eligible collateral to pledge thereunder, plus (iv) net equity value of whole pool agency securities is less than (A) prior to August 15, 2015, $60,000,000, and (B) on or after August 15, 2015, $50,000,000, as of the end of any fiscal quarter of NRZ;

(vii) NRZ shall permit its Tangible Net Worth to be less than $540,000,000 as of end of any fiscal quarter of NRZ;

(viii) (A) NRZ shall permit the ratio of its Indebtedness to Tangible Net Worth to be greater than 4:1 (adjusted for any future acquisitions) as of end of any fiscal quarter of NRZ or (B) the occurrence of a NRZ Change of Control; and

(ix) a “Target Amortization Period” shall have occurred with respect to any Class of Variable Funding Notes or Draw Notes of any other Series.

“Target Amortization Period” means, for any Class of Series 2012-VF3 Notes, as applicable, the period that begins upon the occurrence of an applicable Target Amortization Event and ends upon the earlier of (i) a Facility Early Amortization Event and (ii) the date on which the Notes of such Class are paid in full.

“Transaction Documents” means, in addition to the documents set forth in the definition thereof in the Base Indenture, this Indenture Supplement, the VF3 Note Purchase Agreement, the Series 2012-VF3 Additional Letter, the VF3 Fee Letter and the Side Letter, each as amended, supplemented, restated, or otherwise modified from time to time.

“Trigger Advance Rate” means, for any Class within the Series 2012-VF3 Notes, as of any date, the rate equal to (1) 100% minus (2) the product of (a) one twelfth (1/12) of the Stressed Interest Rate for such Class, as of such date plus the related Expense Rate as of such date, multiplied by (b) the related Stressed Time for such Class as of such date.

“Underlying Trust” means a trust or trust estate in which the Mortgage Loans being serviced by the Servicer pursuant to a Designated Servicing Agreement, are held in a securitization transaction by the related Underlying Trustee or held in whole loan form by an owner thereof.

“Underlying Trustee” means a trustee or indenture trustee for an Underlying Trust.

“Undrawn Fee Rate” means, with respect to each Class of Series 2012-VF3 Notes held by the Committed Purchaser and for each Interest Accrual Period, 0.50% per annum. For the avoidance of doubt, only the Committed Purchasers shall be paid Undrawn Fee Amounts as set forth in the Base Indenture.

“VF3 Facility Fee” shall have the meaning set forth in the VF3 Fee Letter.

“VF3 Fee Letter” means that certain Amended and Restated Fee Letter Agreement, dated as of April 6, 2015, among the Administrative Agent, the Administrator, the Servicer and the Issuer.

“VF3 Note Purchase Agreement” means that certain Second Amended and Restated Note Purchase Agreement, dated as of August 28, 2015, by and among the Issuer, Credit Suisse, as the Administrative Agent and Conduit Administrative Agent, Credit Suisse AG, Cayman Islands Branch, as the Committed Purchaser and Alpine Securitization Corp., as the Conduit Purchaser.

Section 3.	Forms of Series 2012-VF3 Notes; Transfer Restrictions.

(a) The form of the Rule 144A Definitive Note and of the Regulation S Definitive Notes that may be used to evidence the Series 2012-VF3 Variable Funding Notes in the circumstances described in Section 5.4(c) of the Base Indenture are in the form attached to the Base Indenture as Exhibits A-2 and A-4, respectively.

(b) In addition to any provisions set forth in Section 6.5 of the Base Indenture, with respect to the Series 2012-VF3 Notes, the Holder of any Class of such Notes shall only transfer its beneficial interest therein to another potential investor following receipt of the written consent of the related Administrative Agent. For the avoidance of doubt, this Section 3(b) applies to transfers of participation interests in the Series 2012-VF3 Notes and transfers of all or a portion of any Series 2012-VF3 Note that does not include the Commitment of the Purchaser under the VF3 Note Purchase Agreement. The Indenture Trustee (in all of its capacities) shall not be responsible to monitor, and shall not have any liability, for any such transfers of beneficial interests of participation interests.

Section 4.	Collateral Value Exclusions.

For purposes of calculating “Collateral Value” in respect of the Series 2012-VF3 Notes, the Collateral Value shall be zero for any Receivable that:

(i) is attributable to any Designated Servicing Agreement to the extent that such Receivable Balance, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related Advance Ratio to be equal to or greater than 100%;

(ii) is attributable to any Designated Servicing Agreement to the extent that such Receivable Balance, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related Market Value Ratio to exceed 25%;

(iii) is attributable to a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance of less than $1,000,000 or (ii) that contains at least one (1) but fewer than fifteen (15) Mortgage Loans, as of the end of the most recently concluded calendar month (“Small Threshold Servicing Agreements”), to the extent that such Receivables Balance, when added to the aggregate Receivables Balance of all Receivables outstanding with respect to Small Threshold Servicing Agreements, cause the total Receivables Balance attributable to Small Threshold Servicing agreements to exceed 2.50% of the total Receivables Balances of all Receivables included in the Facility;

(iv) is attributable to a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance an unpaid principal balance greater than or equal to $1,000,000 but less than $10,000,000, or (ii) that contains at least 15 but fewer than 50 Mortgage Loans, as of the end of the most recently concluded calendar month (“Low Threshold Servicing Agreement”), to the extent that such Receivable Balances, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Low Threshold Servicing Agreements, cause the total Receivable Balances attributable to Small Threshold Servicing Agreements and Low Threshold Servicing Agreements, collectively, to exceed 7.50% of the total Receivable Balances of all Receivables included in the Facility;

(v) is attributable to a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance greater than or equal to $10,000,000 but less than $25,000,000, or (ii) that contains at least 50 but fewer than 125 Mortgage Loans, as of the end of the most recently concluded calendar month (“Middle Threshold Servicing Agreement”), to the extent the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Middle Threshold Servicing Agreements, cause the total Receivable Balances attributable to Small Threshold Servicing Agreements, Low

Threshold Servicing Agreements and Middle Threshold Servicing Agreements, collectively, to exceed 15.00% of the aggregate of the Receivable Balances of all Receivables included in the Facility;

(vi) is attributable to a Designated Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances outstanding with respect to that same Designated Servicing Agreement, would cause the total Receivable Balances attributable to such Designated Servicing Agreement to exceed 15% of the aggregate of the Receivable Balances of all Receivables included in the Trust Estate;

(vii) unless the related Designated Servicing Agreement shall satisfy clause (iii) and clause (viii) of the definition of “Facility Eligible Servicing Agreement” in the Base Indenture, is a Receivable attributable to an Exempted MBS Trust; provided, that, for the avoidance of doubt, the parties hereto are not, pursuant to this Section 4(vii) and with respect to the Designated Servicing Agreements related to the Exempted MBS Trusts, waiving any failure to satisfy any other provision of the definition of “Facility Eligible Servicing Agreement”; and

(viii) is a Loan-Level Receivable whose Receivable Balance, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Loan-Level Advance Receivables, cause the total Receivable Balances attributable to Loan-Level Advance Receivables to exceed 15% of the total Receivable Balances of all Receivables included in the Facility;

(ix) is a Servicing Fee Advance Receivable that the Administrative Agent has not provided its written consent (in its sole and absolute discretion) for, notwithstanding the satisfaction of clause (xi) and (xii) of the definition of “Facility Eligible Receivable” and clause (viii) of the definition of “Facility Eligible Servicing Agreement.” For the avoidance of doubt, for so long as the Administrative Agent determines that the Servicing Fee Advance Receivables related to any Servicing Fee Advance Designated Servicing Agreement cannot be afforded a positive Collateral Value, the related Servicing Fee Advance Designated Servicing Agreement shall not be considered a Servicing Fee Advance Designated Servicing Agreement in respect of the Series 2012-VF3 Notes;

(x) is a Loan-Level Servicing Fee Advance Receivable attributable to a Mortgaged Property, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balance outstanding for all other Loan-Level Servicing Fee Advance Receivables with respect to such Mortgaged Property, causes the total Receivable Balance for all Loan-Level Servicing Fee Advance Receivables to exceed 10% of the Net Property Value of such Mortgaged Property;

(xi) (A) is a Loan-Level Receivable whose Receivable Balance, when added to the aggregate Receivable Balances of all Receivables with respect to the related Mortgage Loan or REO Property, would cause the related Mortgage Loan-Level Market Value Ratio to exceed 50.0% or (B) is a Receivable related to a Mortgage Loan or REO Property that is attributable to a Small Threshold Servicing Agreement whose Receivable

Balance, when added to the aggregate Receivable Balances of all Receivables related to the Mortgage Loan or REO Property that is attributable to a Small Threshold Servicing Agreement, would cause the related Mortgage Loan-Level Market Value Ratio to exceed 50.0%;

(xii) is a Restricted Servicing Fee Advance Receivable attributable to a Servicing Fee Advance Designated Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balance outstanding for all other Restricted Servicing Fee Advance Receivables with respect to all Servicing Fee Advance Designated Servicing Agreements, causes the total Receivable Balance for all Restricted Servicing Fee Advance Receivables to exceed 3.25% of the total Receivable Balance of all Facility Eligible Receivables included in the Trust Estate;

(xiii) is a Servicing Fee Advance Receivable which has not been reimbursed in full under the related Facility Eligible Servicing Agreement as of the remittance date following the liquidation of the related Mortgage Loan and final reporting with respect thereto; and

(xiv) is a Receivable related to a Mortgage Loans that is delinquent as of such date (for more than 90 days), with respect to which the estimated valuation with respect to the related Net Property Value is older than 180 days.

Section 5.	General Reserve Accounts

In accordance with the terms and provisions of this Section 5 and Section 4.6 of the Base Indenture, the Indenture Trustee shall establish and maintain a General Reserve Account with respect to the Class A-VF3 Variable Funding Notes, the Class B-VF3 Variable Funding Notes, the Class C-VF3 Variable Funding Notes and the Class D-VF3 Variable Funding Notes, which shall be an Eligible Account, for the benefit of the Class A-VF3 Variable Funding Noteholders, the Class B-VF3 Variable Funding Noteholders, the Class C-VF3 Variable Funding Noteholders and the Class D-VF3 Variable Funding Noteholders.

Section 6.	Payments; Note Balance Increases; Early Maturity.

(a) The Paying Agent shall make payments of the Interest Payment Amounts, ERD Fees, Cumulative ERD Fee Amounts, Default Fees, and Cumulative Default Fee Amounts payable to the holders of the Series 2012-VF3 Notes on a Payment Date in accordance with Section 4.5(a) of the Base Indenture as follows: first, to the Class A-VF3 Variable Funding Notes, the amount of such Interest Payment Amount, ERD Fee, Cumulative ERD Fee Amount, Default Fees or Cumulative Default Fee Amount, as applicable, due for such Class on the related Payment Date, thereafter, to the Class B-VF3 Variable Funding Notes, the amount of such Interest Payment Amount, ERD Fee, Cumulative ERD Fee Amount, Default Fees or Cumulative Default Fee Amount, as applicable, due for such Class on the related Payment Date, thereafter, to the Class C-VF3 Variable Funding Notes, the amount of such Interest Payment Amount, ERD Fee, Cumulative ERD Fee Amount, Default Fees or Cumulative Default Fee Amount, as applicable, due for such Class on the related Payment Date, and thereafter, to Class D-VF3

Variable Funding Notes, the amount of such Interest Payment Amount, ERD Fee, Cumulative ERD Fee Amount, Default Fees or Cumulative Default Fee Amount, as applicable, due for such Class on the related Payment Date. The Paying Agent shall make payments of principal on the Series 2012-VF3 Notes on each Interim Payment Date and each Payment Date in accordance with Sections 4.4 and 4.5, respectively, of the Base Indenture (at the option of the Issuer in the case of requests during the Revolving Period for the Series 2012-VF3 Notes). The Note Balance of each Class of the Series 2012-VF3 Notes may be increased from time to time on certain Funding Dates in accordance with the terms and provisions of Section 4.3 of the Base Indenture, but not in excess of the related Maximum VFN Principal Balance. In addition, the parties hereto agree that the failure to pay any portion of any related Undrawn Fee Amount on any Payment Date shall constitute an Event of Default under Section 8.1(a)(i) of the Base Indenture.

(b) In accordance with the terms and provisions of Section 4.5(a)(1)(ii) and Section 4.5(a)(2)(iii)(A) of the Base Indenture, the Paying Agent shall allocate amounts related to all Series Fees for the Series 2012-VF3 Notes in the following order of priority: (i) first, to pay the applicable portion of the VF3 Facility Fee to Credit Suisse, as Administrative Agent; and (ii) second, pro rata, to pay all other fees and expenses related to the Series 2012-VF3 Notes. In addition, the parties hereto agree that the failure to pay any portion of any related Undrawn Fee Amount on any Payment Date shall constitute an Event of Default under Section 8.1(a)(i) of the Base Indenture.

Notwithstanding anything to the contrary in the Base Indenture, and for the avoidance of doubt, references to Senior Margin, Senior Rate, Senior Interest Amounts, Senior Cumulative Interest Shortfall Amounts, Subordinated Interest Amounts or Subordinated Cumulative Interest Shortfall Amounts shall no longer apply to the Series 2012-VF3 Notes and payments made on the Series 2012-VF3 Notes pursuant to Section 4.5(a)(1)(viii) shall be made in accordance with sub-clause (B) thereof, and payments made on the Series 2012-VF3 Notes pursuant to Section 4.5(a)(2)(iii)(C) shall be made in accordance with sub-clause (2) thereof. In addition, notwithstanding anything to the contrary in Section 8.1(a) of the Base Indenture, an Event of Default under Section 8.1(a) shall exist on the Series 2012-VF3 Notes only if there is a default (which default continues for a period of two (2) Business Days following written or electronic notice from the Indenture Trustee or the Administrative Agents), in the payment (i) of any principal, interest or any Fees (other than any Default Fees, Cumulative Default Fee Amounts, ERD Fees or Cumulative ERD Fee Amounts) due and owing on any Payment Date (including without limitation the full aggregate amount of any Target Amortization Amounts due on such Payment Date) or (ii) in full of all accrued and unpaid interest and the Outstanding Note Balance of the Series 2012-VF3 Notes on or before the related Stated Maturity Date (which, for the avoidance of doubt, shall not include any Default Fees, Cumulative Default Fee Amounts, ERD Fees or Cumulative ERD Fee Amounts).

In addition, under Section 4.5(a)(2)(iii)(A) of the Base Indenture, the Paying Agent shall pay Series Fees for the Series 2012-VF3 Notes subject to the related Series Fee Limit; any Series Fees due pursuant hereto in excess of the applicable Series Fee Limit shall be paid, after payments under Section 4.5(a)(2)(iii)(E) of the Base Indenture and before payments under Section 4.5(a)(2)(iii)(F) of the Base Indenture. A failure to pay the amount equal to the Series Fee in excess of the Series Fee Limit on any Payment Date shall not be an Event of Default under Section 8.1 of the Indenture.

(c) Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Issuer may, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, redeem in whole or in part, and/or terminate and cause the retirement of any of the Series 2012-VF3 Notes at any time using proceeds of issuance of new Notes.

The Series 2012-VF3 Notes are also subject to optional redemption in accordance with the terms of Section 13.1 of the Base Indenture.

Upon the issuance of Term Notes following the related Issuance Date and any redemption of the Series 2012-VF3 Notes and/or Series 2012-VF2 Notes, the proceeds of such issuance of Term Notes shall be allocated among the Series 2012-VF2 Notes and the Series 2012-VF3 Notes in amounts in accordance with the terms and provisions of the Base Indenture or as otherwise agreed to between Wells Fargo Securities, LLC and Credit Suisse AG, New York Branch, each in their capacity as Administrative Agent, as certified to the Trustee by Wells Fargo Securities, LLC, and Credit Suisse AG, New York Branch; it being agreed and acknowledged that the Indenture Trustee and Paying Agent shall have no responsibility for any such allocation.

(d) Any payments of principal allocated to the Series 2012-VF3 Notes during a Full Amortization Period shall be applied in the following order of priority, first, to the Class A-VF3 Variable Funding Notes, until their Note Balance has been reduced to zero, second, to the Class B-VF3 Variable Funding Notes until their Note Balance has been reduced to zero, third, to the Class C-VF3 Variable Funding Notes, until their Note Balance has been reduced to zero, and fourth, to the Class D-VF3 Variable Funding Notes, until their Note Balance has been reduced to zero.

(e) The Administrative Agent and the Holders of 100% of the Outstanding Notes further confirm that that the Series 2012-VF3 Notes issued on the Issuance Date pursuant to this Indenture Supplement shall be issued in the names of “Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of [COMMITTED PURCHASER/CONDUIT PURCHASER],” as applicable, and the Administrative Agent and the Holder of 100% of the Outstanding Notes hereby direct the Indenture Trustee to issue the Series 2012-VF3 Notes in the name of “Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of [COMMITTED PURCHASER/CONDUIT PURCHASER],” as applicable. For the avoidance of doubt, the parties hereto hereby agree that, in accordance with the terms and provisions of Section 2.1(a)(ii) of the VF3 Note Purchase Agreement, the Administrative Agent shall act as agent of each Holder of a Series 2012-VF3 Note and shall determine the allocation of “Additional Note Balances” (as such term is defined in the VF3 Note Purchase Agreement) to be purchased by each such Holder.

Section 7.	Determination of Note Interest Rate and LIBOR.

(a) At least one (1) Business Day prior to each Determination Date, the Administrator shall calculate the Note Interest Rate for the related Interest Accrual Period (using the

Commercial Paper Rated defined by the Conduit Administrative Agent and One Month LIBOR as determined by the Administrative Agent in accordance with Section 7(b) below, as applicable) and the Interest Payment Amount for the Series 2012-VF3 Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(b) On each LIBOR Determination Date, the Administrative Agent will determine the arithmetic mean of the London Interbank Offered Rate (“LIBOR”) quotations for one-month Eurodollar deposits (“One-Month LIBOR”) for the succeeding Interest Accrual Period for the Series 2012-VF3 Notes on the basis of the Reference Banks’ offered LIBOR quotations provided to the Calculation Agent as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used herein with respect to a LIBOR Determination Date, “Reference Banks” means leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen US0001M Index Page for the LIBOR Determination Date in question and (iii) which have been designated as such by the Calculation Agent (after consultation with the Administrative Agent) and are able and willing to provide such quotations to the Calculation Agent for each LIBOR Determination Date. “Bloomberg Screen US0001M Index Page” means the display designated as page US0001M Index Page on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank should be removed from the Bloomberg Screen US0001M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Administrative Agent may, in its sole discretion, designate an alternative Reference Bank.

If, for any LIBOR Determination Date, two (2) or more of the Reference Banks provide offered One-Month LIBOR quotations on the Bloomberg Screen US0001M Index Page, One-Month LIBOR for the next succeeding Interest Accrual Period for the Series 2012-VF3 Notes will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

If, for any LIBOR Determination Date, only one (1) or none of the Reference Banks provides such offered One-Month LIBOR quotations for the next applicable Interest Accrual Period, One-Month LIBOR for the next Interest Accrual Period for the Series 2012-VF3 Notes will be the higher of (x) One-Month LIBOR as determined for the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The “Reserve Interest Rate” on any date of determination will be the rate per annum that the Administrative Agent determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Administrative Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two (2) leading banks in the London Interbank market or (B) in the event that the Administrative Agent is unable to determine such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks so selected by the Administrative Agent are quoting on such LIBOR Determination Date to leading European banks.

If, on any LIBOR Determination Date, the Administrative Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, One-Month LIBOR for the next applicable Interest Accrual Period will be One-Month LIBOR as determined for the previous LIBOR Determination Date.

Notwithstanding the foregoing, One-Month LIBOR for an Interest Accrual Period shall not be based on One-Month LIBOR for the previous Interest Accrual Period on the Series 2012-VF3 Notes for two (2) consecutive LIBOR Determination Dates. If, under the priorities described above, One-Month LIBOR for an Interest Accrual Period on the Series 2012-VF3 Notes would be based on One-Month LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Administrative Agent shall select an alternative index (over which the Administrative Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party, and this alternative index shall constitute One-Month LIBOR for all purposes under this Indenture Supplement in that event.

(c) The establishment of the Commercial Paper Rate by the Conduit Administrative Agent and One-Month LIBOR by the Administrative Agent and the Administrator’s subsequent calculation of the Note Interest Rate on the Series 2012-VF3 Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Section 8.	Increased Costs.

(a) If any Regulatory Change or other requirement of any law, rule, regulation or order applicable to a Holder of a Series 2012-VF3 Note (a “Requirement of Law”) or any change in the interpretation or application thereof or compliance by such Holder with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the date hereof:

(1) shall subject such Holder to any tax of any kind whatsoever with respect to its Series 2012-VF3 Note (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on such Holder as a result of any present or former connection between such Holder and the United States, other than any such connection arising solely from such Holder having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture Supplement or any U.S. federal withholding taxes imposed under Code sections 1471 through 1474 as of the date of this Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereunder and any agreements entered into under 1471(b) of the Code or any U.S. federal withholding taxes imposed as a result of a failure by such Noteholder to timely furnish the Indenture Trustee on behalf of the Issuer any applicable IRS Form W-9, W-8BEN, W-8ECI or W-8IMY (with any applicable attachments)) or change the basis of taxation of payments to such Holder in respect thereof; shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Holder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(2) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or credit extended or participated by, or any other acquisition of funds by, any office of such Holder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(3) shall have the effect of reducing the rate of return on such Holder’s capital or on the capital of such Holder’s holding company, if any, as a consequence of this Indenture Supplement, the VF3 Note Purchase Agreement or the Series 2012-VF3 Notes to a level below that which such Holder or such Holder’s holding company could have achieved but for such Requirements of Law (other than any Regulatory Change, Requirement of Law, interpretation or application thereof, request or directive with respect to taxes) (taking into consideration such Holder’s policies and the policies of such Holder’s holding company with respect to capital adequacy); or

(4) shall impose on such Holder or the London interbank market any other condition, cost or expense (other than with respect to taxes) affecting this Indenture Supplement, the VF3 Note Purchase Agreement or the Series 2012-VF3 Notes or any participation therein; or

(5) shall impose on such Holder any other condition;

and the result of any of the foregoing is to increase the cost to such Holder, by an amount which such Holder deems to be material, of continuing to hold its Series 2012-VF3, of maintaining its obligations with respect thereto, or to reduce any amount due or owing hereunder in respect thereof, or to reduce the amount of any sum received or receivable by such Holder (whether of principal, interest or any other amount) or (in the case of any change in a Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Holder or any Person controlling such Holder with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any governmental or quasi-governmental authority made subsequent to the date hereof) shall have the effect of reducing the rate of return on such Holder’s or such controlling Person’s capital as a consequence of its obligations as a Holder of a Variable Funding Note to a level below that which such Holder or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Holder’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Holder to be material, then, in any such case, such Holder shall invoice the Administrator for such additional amount or amounts as calculated by such Holder in good faith as will compensate such Holder for such increased cost or reduced amount, and such invoiced amount shall be payable to such Holder on the Payment Date following the next Determination Date following such invoice, in accordance with Section 4.5(a)(1)(ii) or Section 4.5(a)(2)(ii) of the Base Indenture, as applicable; provided, however, that any amount of Increased Costs in excess of the Increased Cost Limit shall be payable to such Holder in accordance with Section 4.5(a)(1)(viii) or Section 4.5(a)(2)(vi) of the Base Indenture, as applicable.

(b) Each Support Party (as such term is defined in the VF3 Note Purchase Agreement) shall be entitled to receive additional payments and indemnification pursuant to this Section 8 as though it were a Committed Purchaser and such Section applied to its interest in or commitment to acquire an interest in the Series 2012-VF3 Notes; provided, that such Support Party shall not be entitled to additional payments pursuant to this Section 8 by reason of Requirements of Law which occurred prior to the date it became a Support Party; provided, further, that such Support Party shall be entitled to receive additional amounts pursuant to this Section 8 only to the extent that its related Conduit Purchaser would have been entitled to receive such amounts in the absence of Support Advances (as such term is defined in the VF3 Note Purchase Agreement) from such Support Party. The provisions of this Section 8 shall apply to the Conduit Administrative Agent and to such of its Affiliates as may from time to time administer, make referrals to or otherwise provide services or support to the Conduit Purchasers (in each case as though such Conduit Administrative Agent or Affiliate were a Purchaser and such Section applied to its administration of or other provisions of services or support to such Conduit Purchaser in connection with the transactions contemplated by this Agreement), whether as an administrator, administrative agent, referral agent, managing agent or otherwise.

(c) Increased Costs payable under this Section 8 shall be payable on a Payment Date only to the extent invoiced to the Indenture Trustee prior to the related Determination Date.

Section 9.	Series Reports.

(a) Series Calculation Agent Report. The Calculation Agent shall deliver a report of the following items together with each Calculation Agent Report pursuant to Section 3.1 of the Base Indenture to the extent received from the Servicer, with respect to the Series 2012-VF3 Notes:

(i) the unpaid principal balance of the Mortgage Loans subject to any Small Threshold Servicing Agreement, Low Threshold Servicing Agreement and Middle Threshold Servicing Agreement;

(ii) the Advance Ratio for each Designated Servicing Agreement, and whether the Advance Ratio for such Designated Servicing Agreement exceeds 100%;

(iii) the Market Value Ratio for each Designated Servicing Agreement, and whether the Market Value Ratio for such Designated Servicing Agreement exceeds 25%;

(iv) the aggregate Receivables Balance of all Loan-Level Receivables included in the Trust Estate and whether the percentage of Loan-Level Receivables included in the Trust Estate exceeds 10% or causes the Mortgage Loan-Level Market Value Ratio for Loan-Level Receivables to exceed 50%;

(v) the aggregate Receivables Balance of all Restricted Servicing Fee Receivables included in the Trust Estate and whether the percentage of Restricted Servicing Fee Receivables included in the Trust Estate exceeds 3.25%;

(vi) for each Middle Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(vii) for each Low Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(viii) for each Small Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(ix) (A) a list of each Target Amortization Event for the Series 2012-VF3 Notes and presenting a “yes” or “no” answer beside each indicating whether each such Target Amortization Event has occurred as of the end of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date; and (B) whether any Target Amortization Amount that has become due and payable has been paid.

(x) whether any Receivable, or any portion of the Receivables, attributable to a Designated Servicing Agreement, has zero Collateral Value by virtue of the definition of “Collateral Value” or Section 4 of this Indenture Supplement, and indicating the related provision affecting such Receivable;

(xi) a calculation of the Net Proceeds Coverage Percentage in respect of each of the three (3) preceding Monthly Advance Collection Periods (or each that has occurred since the date of this Indenture Supplement, if less than three (3)), and the arithmetic average of the three;

(xii) the Monthly Reimbursement Rate for the upcoming Payment Date or Interim Payment Date;

(xiii) the PSA Stressed Non-Recoverable Advance Amount for the upcoming Payment Date or Interim Payment Date;

(xiv) the Trigger Advance Rate for each Class of Series 2012-VF3 Notes;

(xv) the aggregate amount paid pursuant to the Derivative Agreement in the Derivative Agreement Account and the Cap Payment Amounts with respect to each Class of the Series 2012-VF3 Notes and the amount of Derivative Imbalance Required Reserve to be paid into and on deposit in the Derivative Reserve Account.

(b) Series Payment Date Report. In conjunction with each Payment Date Report, the Indenture Trustee shall also report the Stressed Time Percentage.

(c) Limitation on Indenture Trustee Duties. The Indenture Trustee shall have no independent duty to verify: (1) the Adjusted Tangible Equity, (2) the occurrence of any of the events described in clauses (ii), (v), (vi) and (vii) of the definition of “Target Amortization Event,” (3) compliance with clause (vi) of the definition of “Facility Eligible Servicing Agreement,” and (4) that all Series 2012-VF3 Notes meet the criteria set forth in the last proviso of the definition of “Note Interest Rate.”

Section 10.	Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Holders of the Series 2012-VF3 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, including but not limited to those conditions precedent set forth in Section 6.10(a) thereof, have been satisfied.

Section 11.	Representation and Warranties.

(a) The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

(b) On any MSR Transfer Date, HLSS shall deliver to the Indenture Trustee an MSR Transfer Notice signed by OLS and HLSS; provided, however, that the Issuer, Administrative Agent, Servicer and Administrator each acknowledge and agree that with respect to each Designated Servicing Agreement related to the No-RAC MBS Trusts (the “No-RAC Servicing Agreements”), the Servicer currently acts as primary servicer of each such No-RAC Servicing Agreement, notwithstanding that the Servicer may not have received all of the rating agency confirmation letters specified that are required under such No-RAC Servicing Agreements to effect a definitive transfer to the Servicer of the related servicing rights and role of primary servicer. Notwithstanding anything to the contrary herein or in the other Transaction Documents (i) it is intended that Receivables related to the No-RAC Servicing Agreements be eligible for financing under this Indenture Supplement and the other Transaction Documents notwithstanding the failure of the related transfer conditions set forth above to be satisfied, (ii) the No-RAC Servicing Agreements shall not fail to be Facility Eligible Servicing Agreements solely as a result of the failure of such transfer conditions to be satisfied, (iii) Receivables related to the No-RAC Servicing Agreements shall not fail to be Facility Eligible Receivables solely as a result of the failure of such transfer conditions to be satisfied and (iv) the failure of such transfer conditions to be satisfied shall not be deemed to constitute, cause or otherwise give rise to a breach, default, Event of Default, Facility Early Amortization Event, Target Amortization Event, Servicer Termination Event or similar event under this Indenture Supplement, the Base Indenture or the other Transaction Documents, in each case so long as the Servicer has not received a notice of termination with respect to any such No-RAC Servicing Agreement from any Person entitled to deliver such notice under such No-RAC Servicing Agreement.

(c) Notwithstanding any provision to the contrary in this Indenture Supplement or the Base Indenture, the Administrative Agent and Noteholder each hereby (i) acknowledges and agrees that the representations and warranties and (ii) the agreements, in each case, made by it set forth in Section 3 of Amendment No. 7 to the Second Amended and Restated Indenture Supplement, dated as of April 6, 2015, are still in full force and effect notwithstanding the amendment and restatement of the Second Amended and Restated Indenture Supplement.

Section 12.	Amendments.

(a) Notwithstanding any provisions to the contrary in Article XII of the Base Indenture, and in addition to and otherwise subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Holders of any Notes or any other Person but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer, the Subservicer (whose consent shall be required only to the extent that such amendment would materially affect the Subservicer), and the Administrative Agent, and with prior notice to the applicable Note Rating Agency, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect, may amend this Indenture Supplement for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or any other Transaction Document; (ii) to take any action necessary to maintain the rating currently assigned by the applicable Note Rating Agency to and/or to avoid such Class of Notes being placed on negative watch by such Note Rating Agency; or (iii) to amend any other provision of this Indenture Supplement.

(b) Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of 66 2/3% of the Series 2012-VF3 Notes (including 100% of the Class A-VF3 Variable Funding Notes), supplement, amend or revise any term or provision of this Indenture Supplement.

(c) Notwithstanding any provisions to the contrary in Article XII of the Base Indenture, and in addition to and otherwise subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, Section 6(c) of this Indenture Supplement shall not be amended without the consent of Wells Fargo Securities, LLC, as administrative agent of the Series 2012-VF2 Notes.

Section 13.	Counterparts.

This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 14.	Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 15.	Limited Recourse.

(a) Reimbursement of Advances upon Transfer of Servicing. In connection with any sale or other voluntary transfer of servicing under any Designated Servicing Agreement (not including any transfer resulting from the succession of another Person to the business of the Servicer) or removal of the Seller as Servicer with respect to any of the No-RAC Servicing Agreements (set forth on Schedule 1) by the related Underlying Trustee on account of a failure to satisfy any condition to transfer of servicing requiring rating agency confirmation with respect thereto, the Servicer shall cause the Subservicer to collect reimbursement of all outstanding Advances under such Designated Servicing Agreement prior to transferring the servicing under such Designated Servicing Agreement.

(b) Other than as expressly provided in this Indenture Supplement, the Series 2012-VF3 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2012-VF3 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Holders of Series 2012-VF3 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2012-VF3 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2012-VF3 Notes or this Indenture Supplement.

(c) It is understood that the foregoing provisions of this Section 15 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2012-VF3 Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 15 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2012-VF3 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 16.	Notice

Any communication provided for or permitted hereunder or otherwise pursuant to the Base Indenture shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to: in the case of Credit Suisse AG, New York Branch, Eleven Madison Avenue, New York, New York 10010, Attention: Asset Finance - Structured Products, facsimile number: (212) 743-2105; in the case of Credit Suisse AG, Cayman Islands Branch, c/o Credit Suisse AG, New York Branch, Eleven Madison Avenue, New York, New York 10010, Attention: Asset Finance - Structured Products, facsimile number: (212) 743-2105; in the case of Alpine Securitization Corp., c/o Credit Suisse AG, New York Branch, Eleven Madison Avenue, New York, New York 10010, Attention: Asset Finance - Structured Products, facsimile number: (212) 743-2105 or, as to such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing. The parties hereto agree that, with respect to any communication delivered under any Transaction Document to the Receivables Seller, the Administrator, the Depositor, the Issuer, any Administrative Agent (as defined under clause (ii) of the definition hereof) or any Holder of a Series 2012-VF3 Note, a copy of such communication shall be delivered to the Administrative Agent as well.

Section 17.	Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or the other Transaction Documents.

Section 18.	Syndication.

The parties hereto hereby acknowledge and agree that a Noteholder (an “Original Noteholder”) may (i) reallocate or syndicate all or any portion of the principal balance evidenced by a Note held by such Original Noteholder and interest attributable to such Note and/or (ii) amend and restate, replace or split any Note held by such Original Noteholder into one or more additional or replacement notes and/or (iii) use commercially reasonable efforts to sell Term Notes, and in each case reduce the Commitment of such Original Noteholder, with the consent of the Administrator (such consent not to be unreasonably withheld, delayed or qualified); provided, that, notwithstanding the foregoing, to the extent such Original Noteholder reallocates or syndicates, amends, restates, replaces or splits the Notes or sells related Term Notes pursuant to this Section 18 without the consent of the Administrator, reference in the Base Indenture or any other Transaction Document to funding obligations, voting power, consent rights or other rights of any such Class of Notes resulting from this Section 18 shall mean such designated percentage of voting power solely of the Original Noteholder. The parties hereto shall cooperate with the Original Noteholder to consummate any reallocation, syndication, amendment and restatement, replacement or split or sale of Term Notes, including, without limitation, executing such amendments, modifications and supplements to this Indenture Supplement and the related Note as reasonably required by the Original Noteholder. The Original Noteholder shall reimburse the other parties hereto for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with the such reallocation or syndication under this Section 18.

Section 19.	BlueMountain Letters.

On each day, during the Revolving Period, the Administrator represents and warrants that none of the allegations in the Blue Mountain Letters are true in any respect that would have a reasonable possibility of having a material adverse effect on the collectability, value or timing of collection of any of the Receivables.

Section 20.	Permitted Refinancings.

At the request of the Administrator, so long as PSA Migration Conditions are satisfied at such time, the Administrative Agent will permit the Permitted Refinancing of assets into a bilateral credit facility provided by the Administrative Agent. Such bilateral credit facility will be on the same terms to as the Series 2012-VF3 Notes (including, but not limited to, maintenance of an Applicable Rating), and any commitment under such bilateral credit facility will automatically result in a corresponding reduction in the Maximum VFN Principal Balance of the Series 2012-VF3 Notes.

Section 21.	Joint and Several Liability.

Each of NRZ and the Administrator hereby acknowledges and agrees that it is jointly and severally liable to the Administrative Agent and the Noteholders for all representations, warranties, covenants, indemnities and other obligations of the Administrator set forth in the Transaction Documents.

Section 22.	Cap Payment Amount.

In accordance with the terms and provisions of this Section 22 and Section 4.6 of the Base Indenture, the Indenture Trustee shall establish and maintain a Derivative Agreement Account and Derivative Reserve Account for the benefit of the Cap Payment Holders. If either of the Derivative Agreement Account or Derivative Reserve Account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within fourteen (14) days. The Indenture Trustee shall deposit and withdraw available amounts from the Derivative Agreement Account and Derivative Reserve Account pursuant to, and to the extent required by, this Section 22.

On each Payment Date, the Indenture Trustee shall remit any amounts paid by the Derivative Counterparty in respect of the Derivative Agreement (and, in accordance with the immediately succeeding paragraph of this Section 22, any applicable amounts from the Derivative Reserve Account) to the Cap Payment Holders, 2012-VF3 Noteholders and the Depositor, as applicable, in the following order of priority: (i) first, to the Cap Payment Holder in respect of the Class A-VF3 Variable Funding Notes, an amount equal to the Cap Payment Amount for the Class A-VF3 Variable Funding Notes for the prior Interest Accrual Period; (ii) second, to the Cap Payment Holder in respect of the Class B-VF3 Variable Funding Notes, an amount equal to the Cap Payment Amount for the Class B-VF3 Variable Funding Notes for the prior Interest Accrual Period; (iii) third, to the Cap Payment Holder in respect of the Class C-VF3 Variable Funding Notes, an amount equal to the Cap Payment Amount for the Class C-VF3 Variable Funding Notes for the prior Interest Accrual Period; (iv) fourth, to the Cap Payment Holder in respect of the Class D-VF3 Variable Funding Notes, an amount equal to the Cap Payment Amount for the Class D-VF3 Variable Funding Notes for the prior Interest Accrual Period; (v) fifth, to increase the balance on reserve in Derivative Reserve Account to the extent necessary to remedy any Derivative Imbalance; and (vi) sixth, with respect to any amounts remaining, to the Depositor as holder of the Owner Trust Certificate.

If the Series 2012-VF3 Note Balance is greater than the related Notional Amount on any Funding Date (such amount, the “Derivative Imbalance”), the Indenture Trustee shall withhold from any funding on such Funding Date an amount from such funding (and remit such withheld amounts from such funding to the Derivative Reserve Account) in amount necessary to cause the amounts on deposit in the Derivative Reserve Account to equal the Derivative Imbalance Required Reserve. The amounts on deposit in the Derivative Reserve Account will be used on each Payment Date to pay any shortfall in the Cap Payment Amount in accordance with this Section 22. If a Derivative Imbalance is unremedied for a period of fifteen (15) calendar days after a Responsible Officer of the Administrator obtains actual knowledge thereof or receives written notice (which may be electronic) thereof from the Indenture Trustee, Cap Payment Holder or the Administrative Agent, upon the written approval of the Administrator and the Administrative Agents, the Indenture Trustee shall release such Derivative Imbalance Required Reserve to purchase an additional Derivative Agreement (which shall have the same “Cap Rate” as the original Derivative Agreement) with the Derivative Counterparty to cure such Derivative Imbalance. If, on any Funding Date, (x) the amounts on deposit in the Derivative Reserve Account exceed the Derivative Imbalance Required Reserve and (y) there are no outstanding unpaid Cap Payment Amounts (after giving effect to the use of any other amounts on deposit in the Derivative Reserve Account to pay such amounts as contemplated hereby), then, the Indenture Trustee shall remit such excess to the Depositor as holder of the Owner Trust Certificate on the such Funding Date.

Notwithstanding any of the foregoing, the Issuer shall not be responsible for the payment of any amounts in respect of the Derivative Agreement and the Derivative Counterparty shall not be entitled to any rights, benefits or privileges under the Base Indenture or any other Transaction Document other than as set forth in the Derivative Agreement.

IN WITNESS WHEREOF, HLSS Servicer Advance Receivables Trust, as Issuer, HLSS Holdings, LLC (as Administrator on behalf of the Issuer and as Servicer (on and after the MSR Transfer Date)), Ocwen Loan Servicing, LLC (as Servicer (prior to the MSR Transfer Date)), Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, and Credit Suisse AG, New York Branch, as Administrative Agent, have caused this Indenture Supplement relating to the Series 2012-VF3 Notes, to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

HLSS SERVICER ADVANCE RECEIVABLES TRUST, as Issuer			DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity
By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Adam B. Scozzafava		By:	/s/ Amy McNulty

	Name:	Adam B. Scozzafava		Name:	Amy McNulty

	Title:	Vice President		Title:	Associate

			By:	/s/ Hang Luu

				Name:	Hang Luu

				Title:	Assistant Vice President

HLSS HOLDINGS, LLC, as Administrator and as Servicer (on or after the MSR Transfer Date)			OCWEN LOAN SERVICING, LLC, as a Subservicer and as Servicer (prior to the MSR Transfer Date)

By:	/s/ Cameron MacDougall		By:	/s/ Michael R. Bourque, Jr.

	Name:	Cameron MacDougall		Name:	Michael R. Bourque, Jr.

	Title:	Secretary		Title:	Chief Financial Officer

Third A&R Indenture Supplement (HSART Series 2012-VF3)

NEW RESIDENTIAL INVESTMENT CORP.

By:	/s/ Cameron MacDougall
Name: Cameron MacDougall
Title: Secretary

Third A&R Indenture Supplement (HSART Series 2012-VF3)

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Jason Muncy

	Name:	Jason Muncy

	Title:	Vice President

By:	/s/ Erin McCutcheon

	Name:	Erin McCutcheon

	Title:	Vice President

Third A&R Indenture Supplement (HSART Series 2012-VF3)

Agreed and Consented to by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Committed Purchaser and as Holder of the HLSS Servicer Advance Receivables Trust, Advance Receivables Backed Notes, Series 2012-VF3 Class A-VF3 Variable Funding Notes, the Class B-VF3 Variable Funding Notes, the Class C-VF3 Variable Funding Notes and the Class D-VF3 Variable Funding Notes

By:	/s/ Jason D. Muncy

	Name:	Jason D. Muncy

	Title:	Authorized Signatory

By:	/s/ Erin McCutcheon

	Name:	Erin McCutcheon

	Title:	Authorized Signatory

ALPINE SECURITIZATION CORP.,

as Conduit Purchaser and as Holder of the HLSS Servicer Advance Receivables Trust, Advance Receivables Backed Notes, Series 2012-VF3 Class A-VF3 Variable Funding Notes, the Class B-VF3 Variable Funding Notes, the Class C-VF3 Variable Funding Notes and the Class D-VF3 Variable Funding Notes

By:	CREDIT SUISSE AG, NEW YORK BRANCH, as its attorney-in-fact

By:	/s/ Jason Muncy

	Name:	Jason Muncy

	Title:	Vice President

By:	/s/ Erin McCutcheon

	Name:	Erin McCutcheon

	Title:	Vice President

Third A&R Indenture Supplement (HSART Series 2012-VF3)

Schedule 1

No-RAC Servicing Agreements

Investor No.	Investor Name
3436	C-BASS 2006-CB7
3038	CMLTI 2007-AMC3
3099	Fremont 2006-2
3162	GSAMP 2007-H1
3164	GSAMP 2007-HE2